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                                                          EXHIBIT 10.34

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

<< >>

CONFIDENTIAL TO: << >>

In the meeting of the Compensation Committee of the Board of Directors on << >>, the Compensation Committee granted to you Restricted Stock under the Steelcase Inc. Incentive Compensation Plan.

This Award Agreement provides additional information regarding your rights under the Plan and your Award. A copy of the Plan has already been provided to you. If there is any inconsistency between this Award Agreement and the Plan, the Plan controls. Capitalized terms used in this Award Agreement are defined in the Plan.

OVERVIEW OF YOUR AWARD

1.       TYPE OF AWARD: Restricted Class A common stock, as authorized under
         Section 8.1 of the Plan ("Restricted Stock").

2.       NUMBER OF SHARES OF RESTRICTED STOCK GRANTED UNDER THIS AWARD: << >>

3.       GRANT DATE: << >>

4. PERIOD OF RESTRICTION: Subject to the terms of the Plan, the Restricted Stock granted under this Award Agreement is subject to forfeiture until
         << >>, at which time it fully vests.

5.       VESTING UPON DEATH, DISABILITY OR RETIREMENT:

         a. Restricted Stock will become fully vested if you die or become permanently and totally disabled while an Employee after << >>.

         b. In the event of your retirement, you will be treated as continuing in employment for purposes of vesting in your Award. You will be considered to have retired if your termination of employment occurs after your age plus years of continuous service total 80 or more.

                                                                      __________
                                                                         Initial

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6.       FORFEITURE OF AWARDS:

         a. All Restricted Stock will be forfeited if, during the Period of Restriction, you cease to be an Employee for any reason other than death, total and permanent disability or retirement.

         b. If you engage in any Competition (as defined in the Plan and determined by the Compensation Committee in its discretion)

                  (i) before << >>, you will forfeit the Restricted Stock granted under this Award Agreement, or

                  (ii) between << >>, and << >>, you must return to the Company the Fair Market Value of your Restricted Stock, measured as of the Grant Date as though there were no restrictions.

7.       CHANGE IN CONTROL: In the event of a Change in Control after
         << >>, all Restricted Stock granted under this Award will become immediately fully vested.

8. TRANSFER: During the Period of Restriction, the Restricted Stock granted under this Award is not transferable and will be held in Certificate form by the Company.

9. VOTING RIGHTS AND DIVIDENDS: During the Period of Restriction, you have full voting rights and will receive regular cash dividends with respect to the Restricted Stock granted under this Award.

10. TAXES: When the Period of Restriction ends, you will have taxable income. The Company will make the required tax reporting to you and the IRS. The Company has the right to withhold shares or cash that would otherwise be received by you to pay for any Federal, state or local withholding tax due upon the lapse of the Period of Restriction. The Company may also collect withholding tax directly from you. You should consult your tax advisor to determine if a "Section 83(b)" election to accelerate recognition of ordinary income, but based on current stock values, is in your best interest.

11. AMENDMENT: This Award Agreement may be amended or modified by the Compensation Committee as long as the amendment or modification does not materially adversely affect your Award.

                                                                      __________
                                                                         Initial

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If you have any questions regarding your Award or this Award Agreement, or would like a copy of the Plan, please contact << >>, Manager, Compensation, at << >>.

Sincerely,

James P. Hackett
President and CEO

Please acknowledge your agreement to participate in the Plan and this Award Agreement, and to abide by all of the governing terms and provisions, by signing the following representation. Your signed representation must be returned by
<< >>, to:

Compensation Department
Steelcase Inc.
PO Box 1967
Grand Rapids, MI 49501-1967

AGREEMENT TO PARTICIPATE

By signing a copy of this Award Agreement and returning it I acknowledge that I have read the Plan, and that I fully understand all of my rights under the Plan, as well as all of the terms and conditions that may limit my rights under this Award Agreement. Without limiting the generality of the preceding sentence, I understand that, subject to the terms of the Plan and this Award Agreement, my right to the Restricted Stock granted under this Award is conditioned upon my continued employment with the Company.

Date:_____________________       Participant: ________________________________
                                              <<  >>
                                              SSN: <<  >>